EXHIBIT 10.62

                              SMA & VCSY AMENDMENTS
                              ---------------------

This memorandum of agreement, dated, January 15, 2002, shall confirm and amend the following terms with respect to Vertical Computer Systems ("VCSY") and Strategic Media Alliance ("SMA") in connection with the consulting agreement for SMA services and their joint interests in the WorldBridge Webcasting LLC ("WorldBridge"):

1. VCSY's interest in WorldBridge shall be eliminated and VCSY's capital contribution of $150,000 shall be credited to its account with SMA in that amount, subject to a deduction of $60,000 for sums currently due to SMA under the consulting agreement. VCSY shall have no further payment or capital contribution obligations of any kind with regard to WorldBridge.

2. Pursuant to the consulting agreement between VCSY and SMA, SMA will continue to provide first class services to VCSY for the months of February through December of 2002 for the $90,000 on account with SMA which shall be deducted from VCSY's account on a pro-rata basis. In addition to the services set forth in paragraph 2 of the consulting agreement between VCSY and SMA, SMA shall prepare press releases when requested by VCSY. SMA shall use its best efforts to introduce VCSY to SMA's clients. SMA shall provide all services in a timely manner. SMA shall continue to be reimbursed for any out-of pocket expenses that have prior approval in writing by VCSY. In lieu of the options set forth in Paragraph 6 (B) SMA shall be entitled to receive warrants, beginning in February 2002, equal to $5000 per month based upon the following calculation- the closing price of the previous average five days of VCSY's per share price before the first trading day of the month plus $0.01 divided into $5000, giving the amounts of warrants at a strike price of the previous average five day closing price. Except as specifically set forth herein, VCSY shall have no other payment obligations to SMA.

The parties hereby accept the terms set forth herein on the date first set forth above.

ACCEPTED AND AGREED:


"VCSY"


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Richard Wade, President
Vertical Computer Systems, Inc.



"SMA"


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Chuck Ashman, President
Strategic Media Alliance, Inc.